Exhibit 99.56

SPECIAL MEETING OF THE SHAREHOLDERS OF

WEST FRASER TIMBER CO. LTD.

(“West Fraser” or the “Company”)

Tuesday, January 19, 2021 — 11 a.m. (Pacific Time)

Vancouver, British Columbia

Voting Results

This report on the voting results of the special meeting of shareholders of West Fraser is made in accordance with section 11.3 of National Instrument 51-102 Continuous Disclosure Obligations.

The management of West Fraser recommended that shareholders vote FOR the matters listed below.

1.	Share Issuance Resolution

The ordinary resolution to issue such number of common shares of West Fraser (“West Fraser Shares”) as is necessary to acquire 100% of the issued and outstanding common shares of Norbord Inc.:

Resolution	Votes For	% For	Votes Against	% Against
Share Issuance Resolution	60,748,125	99.99	6,478	0.01

2.	Stock Option Plan Amendment Resolution

The ordinary resolution to approve an amendment to West Fraser’s stock option plan (the “Stock Option Plan”) to permit an additional 1,000,000 West Fraser Shares to be issued on the exercise of options granted pursuant to the West Fraser Stock Option Plan:

Resolution	Votes For	% For	Votes Against	% Against
Stock Option Plan Amendment Resolution	59,362,914	97.71	1,391,689	2.29